Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

[-] Shares

ALTISOURCE RESIDENTIAL CORPORATION

Common Stock

($0.01 par value)

UNDERWRITING AGREEMENT

[-], 2013

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Altisource Residential Corporation, a corporation organized under the laws of Maryland (the “Company”), Altisource Residential, L.P., a Delaware limited partnership (the “Operating Partnership”) and Altisource Asset Management Corporation, a corporation organized under the laws of the United States Virgin Islands and the manager of the Company (the “Manager”), each confirms its agreement with the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, with respect to the proposed issuance and sale to the Underwriters of [-] shares of common stock, $0.01 par value (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [-] additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. (a) Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(i) The Company has prepared and filed with the Commission a registration statement (file number 333-190205) [and a registration statement pursuant to Rule 462(b) (file number 333-[-]), in each case] on Form S-11, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Registration Statement, as amended prior to the Execution Time, has become effective, and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued to the Company, and, to the Company’s knowledge, no proceedings for that purpose have been initiated or threatened. The Company has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain, in all material respects, all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(ii) On the Effective Date, the Registration Statement did, and the Prospectus (and any supplement thereto) will, when first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), comply in all material respects with the applicable requirements of the Act. On the Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(iii) (A) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (B) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iv) At the time of filing the Registration Statement, the Company was not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(v) From the time of initial filing of the Registration Statement with the Commission through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vi) The Company (A) has not alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(vii) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement on file at the time of issuance of such Issuer Free Writing Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(viii) Except as otherwise stated or contemplated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, (A) there has been no change, or development involving a prospective change, that would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Company Material Adverse Effect”), (B) there have been no transactions entered into by the

Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to so qualify would not reasonably be expected to have a Company Material Adverse Effect.

(x) The Operating Partnership has been duly formed and is existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conducts its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to so qualify would not reasonably be expected to have a Company Material Adverse Effect.

(xi) Each subsidiary of the Company and the Operating Partnership has been duly incorporated or otherwise organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to do business as a foreign corporation or other organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to so qualify would not reasonably be expected to have a Company Material Adverse Effect. All of the issued and outstanding capital stock, partnership interests or membership interests of each subsidiary of the Company and the Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any perfected or other security interests, claims, liens or encumbrances.

(xii) The Securities have been duly authorized by the Company. The authorized equity capitalization of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus. All outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or a settlement date, as applicable, such Securities will have been, validly issued, fully paid and nonassessable and conform or will conform, as applicable, in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus. The Securities are not subject to any preemptive or similar rights of any security holder of the Company. None of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. The common stock of the Company has been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration. The common stock of the Company is listed on the NYSE and the Company has not received any notification that the NYSE is contemplating terminating the listing of the common stock of the Company. The Securities have been approved for listing on the NYSE, subject to official notice of issuance. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(xiii) The Amended and Restated Agreement of Limited Partnership (the “OP Agreement”), dated as of December 21, 2012, has been duly and validly authorized, executed and delivered by the general partner of the Operating Partnership and is a valid and legally binding agreement of the general partner of the Operating Partnership, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles. Each of the following documents has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and constitutes a valid and legally binding agreement of such party, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles: (A) the Asset Management Agreement, dated as of December 21, 2012 (the “Asset Management Agreement”), by and among the Company, the Operating Partnership and the Manager; (B) the Separation Agreement, dated as of December 21, 2012, by and between the Company and Altisource Portfolio Solutions S.A.; (C) the Support Services Agreement, dated as of December 21, 2012, by and between the Company and Altisource Solutions S.à.r.l. (“Altisource Solutions”); (D) the Tax Matters Agreement, dated as of December 21, 2012, by and between the Company and Altisource Solutions; (E) the Master Services Agreement, dated as of December 21, 2012, by and between the Company and

Altisource Solutions; (F) the Trademark License Agreement, dated as of December 21, 2012, by and between the Company and Altisource Solutions; (G) the Servicing Agreement, dated as of December 21, 2012, between the Operating Partnership and Ocwen Mortgage Servicing, Inc.; and (H) the Subscription Agreement, dated as of December 21, 2012, between ARNS, LLC (previously ARNS, Inc.) and NewSource Reinsurance Company Ltd.

(xiv) The units of partnership interest in the Operating Partnership (the “OP Units”) have been duly authorized. All outstanding OP Units are validly issued and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (B) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(xv) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, the Manager or any of its direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of Securities.

(xvi) There is no franchise, contract, agreement, arrangement or understanding of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Preliminary Prospectus and the Prospectus under the headings “Management,” “Our Manager and the Asset Management Agreement” and “Certain Relationships and Related Party Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xvii) This Agreement has been authorized, executed and delivered by each of the Company and the Operating Partnership.

(xviii) Neither the Company nor the Operating Partnership is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus will be, an “investment company,” as defined in the Investment Company Act.

(xix) No consent, approval, authorization, filing with or order of any court or governmental agency, authority or body (collectively, a “Governmental Authority”) is required in connection with the transactions contemplated herein, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

(xx) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, (A) the Organizational Documents of the Company, the Operating Partnership or any subsidiaries of the Company or the Operating Partnership, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or any of their respective subsidiaries of any Governmental Authority having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of its or their properties, except with respect to clauses (B) and (C), as would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or a Company Material Adverse Effect.

(xxi) No holders of securities of the Company or the Operating Partnership have rights to the registration of such securities under the Registration Statement.

(xxii) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii) Deloitte & Touche LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(xxiv) No action, suit or proceeding by or before any Governmental Authority involving the Company, the Operating Partnership or any of their respective subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Company Material Adverse Effect.

(xxv) The Company, the Operating Partnership or their respective subsidiaries, as applicable, have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company, the Operating Partnership and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) are described in the Registration Statement, the Disclosure Package and the Prospectus or may arise or exist directly as a result of borrowing under any applicable repurchase agreements which are described in the Registration Statement, Disclosure Package and the Prospectus, (B) do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of their respective subsidiaries or (C) would not reasonably be expected to have a Company Material Adverse Effect.

(xxvi) None of the Company, the Operating Partnership or any of their respective subsidiaries, as applicable, are in violation or default of (A) their respective Organizational Documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries, as applicable, is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries, as applicable, of any Governmental Authority having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of its or their properties, except with respect to clauses (B) and (C), as would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or a Company Material Adverse Effect.

(xxvii) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxviii) The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Company Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Company Material Adverse Effect.

(xxix) The Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ending December 31, 2013. The Company intends to make an election to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 2013, and intends to operate in a manner which would permit it to qualify as a REIT under the Code. The proposed method of operation of the Company as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the Company’s qualification and taxation as a REIT and purport to summarize applicable U.S. federal income tax law or legal conclusions with respect thereto) set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate in all materials respects.

(xxx) No labor dispute exists between any officer or other key person of the Company, the Operating Partnership or the Manager (each, a “Company-Focused Professional”), on the one hand, and the employer of each such individual, on the other, nor, to the knowledge of the Company, the Operating Partnership or any of their respective subsidiaries, is such a labor dispute imminent to the extent that it would reasonably be expected to have a Company Material Adverse Effect.

(xxxi) The Company, the Operating Partnership and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds, if any, insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects. There are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Company, the Operating Partnership or any such subsidiary has been refused any insurance coverage sought or applied for. None of the Company, the Operating Partnership or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect.

(xxxii) No subsidiary of the Company, including the Operating Partnership, is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, partnership interests or membership interests, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary’s property or assets to the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxxiii) The Company, the Operating Partnership and their respective subsidiaries possess, and are in compliance with, all licenses, certificates, permits and other authorizations (“Licenses”) necessary to conduct their respective businesses, except in any case in which the failure to possess or be in compliance with such Licenses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(xxxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting; and (E) the interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxv) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(xxxvi) None of the Company, the Operating Partnership or any of their respective subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxvii) The Company, the Operating Partnership and their respective subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(xxxviii) Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; or (B) a “reportable event” within the meaning of Section 4043(c) of ERISA with respect to any Plan, other than events for which the thirty (30) day notice period has been waived. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company, the Operating Partnership nor any of their respective subsidiaries has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company, the Operating Partnership or any of their respective subsidiaries may have any liability.

(xxxix) There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xl) None of the Company, the Operating Partnership or any of their respective subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Operating Partnership and their respective subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xli) The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii) None of the Company, the Operating Partnership, or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their respective subsidiaries is currently subject to any sanctions administered by OFAC. The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii) There are no relationships or related-party transactions involving the Company, the Operating Partnership or any of their respective subsidiaries or any other person or entity required under the Act to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to each Underwriter.

(b) The Manager represents and warrants to, and agrees with, the Underwriters that:

(i) Any financial or other information regarding the Manager or its subsidiaries that is included in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Manager Information”) is accurate in all material respects.

(ii) The Manager has been duly organized and is existing and in good standing under the laws of the U.S. Virgin Islands, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Manager and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Manager Material Adverse Effect”).

(iii) Each subsidiary of the Manager has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to so qualify would not reasonably be expected to have a Manager Material Adverse Effect.

(iv) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, (A) the Organizational Documents of the Manager or any of its subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement obligation, condition, covenant or instrument to which the Manager or any of its subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Manager or any of its subsidiaries of any Governmental Authority having jurisdiction over the Manager or any of its subsidiaries or any of their properties, except with respect to clauses (B) and (C), as would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the Asset Management Agreement or the consummation of any of the transactions contemplated hereby or thereby or a Manager Material Adverse Effect.

(v) Neither the Manager nor any of its subsidiaries is in violation or default of (A) its respective Organizational Documents, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation condition, covenant or instrument to which the Manager or any of its subsidiaries is a party or is bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Manager or any of its subsidiaries of any Governmental Authority having jurisdiction over the Manager or any of its subsidiaries or any of their properties, except with respect to clauses (B) and (C), as would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the Asset Management Agreement or the consummation of any of the transactions contemplated hereby or thereby or a Manager Material Adverse Effect.

(vi) This Agreement has been duly authorized, executed and delivered by the Manager.

(vii) The Asset Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes the valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(viii) No consent, approval, authorization, filing with or order of any Governmental Authority relating to the Manager is required in connection with the transactions contemplated herein or in the Asset Management Agreement, except such as have been obtained.

(ix) The Manager and its subsidiaries possess, and are in compliance with all Licenses, except in any case in which the failure to possess or be in compliance with such Licenses, individually or in the aggregate, would not reasonably be expected to have a Manager Material Adverse Effect or impair the ability of the Manager to perform its obligations under the Asset Management Agreement.

(x) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein, there has been no change, or development involving a prospective change, that would reasonably be expected to result in a Manager Material Adverse Effect or to impair the ability of the Manager to perform its obligations under this Agreement or the Asset Management Agreement, as the case may be.

(xi) The Manager has not been notified that any Company-Focused Professional plans, or a significant number of employees of the Manager and its affiliates plan, to terminate his, her or their employment. Neither the Manager nor, to the Manager’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or contemplated business activities of the Company, the Operating Partnership or any of their respective subsidiaries or the Manager or any of its subsidiaries described in the Registration Statement, the Disclosure Package and the Prospectus, unless such violation would not reasonably be expected have a Manager Material Adverse Effect and would not reasonably be expected to impair the ability of the Manager to perform its obligations under this Agreement and the Asset Management Agreement, as the case may be.

(xii) Neither the Manager nor any of its subsidiaries has taken, directly or indirectly, any action that is designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiii) No action, suit or proceeding by or before any Governmental Authority involving the Manager or any of its subsidiaries or its or their property is pending or, to the knowledge of the Manager, threatened that, if determined adversely to the Manager or any of its subsidiaries, (i) would reasonably be expected to have material adverse effect on the performance of this Agreement or the Asset Management Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Manager Material Adverse Effect.

(xiv) The Manager and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds, if any, insuring the Manager or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. Neither the Manager nor any such subsidiary has been refused any insurance coverage sought or applied for.

(xv) The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that: (A) the transactions that may be effectuated by the Manager under the Asset Management Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(xvi) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules or regulations thereunder, from performing in all material respects its obligations under the Asset Management Agreement as described in the Registration Statement, the Disclosure Package and the Prospectus. The Manager is not registered, and is not required to register, as an investment adviser under the Advisers Act.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[-] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [-] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [-], 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (each such date and time of delivery and payment for the Securities being herein called a “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. (a) The Company agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or amendment or supplement to the Preliminary Prospectus or the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (B) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any amendment or supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any Governmental Authority of any notice objecting to its use of the Registration Statement, the Preliminary Prospectus or the Prospectus or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, the

Preliminary Prospectus or the Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement or an amendment or supplement to the Preliminary Prospectus or the Prospectus, as the case may be, in each case subject to the first sentence of this paragraph (i), and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will: (A) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package to correct such statement or omission; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) notify the Representatives of any such event; (B) prepare and file with the Commission, subject to the first sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (C) supply any amended or supplemented Prospectus to you in such quantities as you may reasonably request.

(iv) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(v) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(vi) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, after consultation with the Company, and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now subject.

(vii) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, any shares of Common Stock, including OP Units, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into, or exercisable, or exchangeable for any shares of Common Stock, including OP units, whether any of such transactions are to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise, or publicly disclose or publicly announce an intention to effect any such transaction (the “Lock-Up Securities”), for a period of 60 days (the “Lock-Up Period”) after the date of the Underwriting Agreement, provided, however, that the foregoing shall not apply to (i) any shares of Common Stock to be sold hereunder, (ii) the issuance and sale by the Company of Lock-Up Securities pursuant to the director equity plan, the conversion option plan or the special conversion option plan described in the Registration Statement, the Preliminary Prospectus and the Prospectus, or any award granted thereunder or (iii) the filing by the Company of any registration statement on Form S-8 with respect to the director equity plan, the conversion option plan or the special conversion option plan described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(viii) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix) The Company and the Operating Partnership, jointly and severally, agree to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the listing of the Securities on the NYSE; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees); (7) the filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided that such reasonable fees and expenses of counsel for the Underwriters shall not exceed $20,000; (8) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (10) all other costs and expenses incident to the performance by the Company and the Operating Partnership of their respective obligations hereunder. It is understood that, subject to this Section 5(ix) and Section 7, the Underwriters shall pay all of their own costs and expenses, including the fees and disbursements of their counsel.

(x) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xi) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and future taxable years unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

(xii) The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Securities within the meaning of the Securities Act and (B) completion of the Lock-Up Period referred to in Section 5(a)(vii) hereof.

(b) The Manager agrees with the several Underwriters that:

(i) The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to, take, directly or indirectly, any action designed to or that would constitute, or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) For the Lock-Up Period, the Manager will not, directly or indirectly, take any of the following actions with respect to the Lock-Up Securities: (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) request or demand that the Company file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Citigroup Global Markets Inc.

(iii) The Manager agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make (A) any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 or (B) use any Testing-the-Waters Communications.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date and the applicable settlement date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to the use of the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Underwriters shall have received on the Closing Date and any settlement date an opinion of Weil Gotshal & Manges LLP, outside counsel for the Company and the Operating Partnership, dated such date, with respect to the matters identified in Exhibit A. The opinion of Weil Gotshal & Manges LLP described in Exhibit A shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving the opinion with respect to the matters identified in Exhibit A, Weil Gotshal & Manges LLP may rely, as to all matters governed by Maryland law, upon the opinion of Saul Ewing LLP referred to in Section 6(c) below.

(c) The Underwriters shall have received on the Closing Date and any settlement date an opinion of Saul Ewing LLP, Maryland counsel to the Company, dated such date, with respect to the matters identified in Exhibit B hereto. The opinion of Saul Ewing LLP described in Exhibit B shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received on the Closing Date and any settlement date an opinion of Marjorie Rawls Roberts, P.C., outside counsel for the Manager, dated such date, with respect to the matters identified in Exhibit C. The opinion of Marjorie Rawls Roberts, P.C. described in Exhibit C shall be rendered to the Underwriters at the request of the Manager and shall so state therein.

(e) The Underwriters shall have received on the Closing Date and any settlement date an opinion of Sidley Austin LLP, counsel for the Underwriters, dated such date, in the form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Saul Ewing LLP referred to in Section 6(c) above.

(f) The Company shall have furnished to the Representatives a certificate of the Company on the Closing Date and any settlement date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to the use of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(g) The Manager shall have furnished to the Representatives on the Closing Date and any settlement date a certificate of the Chief Executive Officer and Chief Financial Officer of the Manager, dated such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Manager in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Manager has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; and

(ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no Manager Material Adverse Effect.

(h) The Company shall have requested and used its commercially reasonable efforts to have caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and each settlement date, letters, dated respectively as of the Execution Time and as of each such date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company, contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (B) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) The Securities shall have been approved for listing on the NYSE, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit D-1 hereto from each officer and director of the Company listed in Exhibit D-2 hereto and addressed to the Representatives.

(m) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and the arrangements relating to the offering of the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on each Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company, the Operating Partnership or the Manager to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Operating Partnership, jointly and severally, agree to reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.

(b) The Manager agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each underwriter; provided, however, that in the case of the Manager this indemnity agreement shall only apply to any loss, claim, damage, liability or action if such loss, claim, damage, liability or action arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Information.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the statements set forth under the heading “Underwriting”: (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the information as to the discount in the third paragraph, and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in additional to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Manager, on the one hand, and the Underwriters, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Operating Partnership and the Manager, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault of the Company, the Operating Partnership and the Manager, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Operating Partnership or the Manager, on the one hand, and the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.

Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership and the Manager, as well as their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Operating Partnership and the Manager or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Stephen H. Gray, Esq., General Counsel and Secretary (fax no.: (340) 692-1046) and confirmed to it at Altisource Residential Corporation, c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, United States Virgin Islands 00840-3531, Attention: General Counsel and Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. Each of the Company, the Operating Partnership and the Manager hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Manager, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Operating Partnership or the Manager and (c) the Company’s engagement of the Underwriters in connection with the offering of the Securities and the process leading up to such offering is as independent contractors and not in any other capacity. Furthermore, each of the Company, the Operating Partnership and the Manager agrees that it is solely responsible for making its own judgments in connection with the offering of the Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company, the Operating Partnership or the Manager on related or other matters). Each of the Company, the Operating Partnership and the Manager agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, the Operating Partnership or the Manager in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“NYSE” shall mean the New York Stock Exchange, Inc.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department,

“Organizational Documents” shall mean (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (d) in the case of any other entity, the organizational and governing documents of such entity.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean [, collectively,] the registration statement[s] referred to in paragraph 1(a)(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering of Securities covered by the registration statement referred to in Section 1(a)(i) hereof.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Altisource Residential Corporation

By:
Name:
Title:

Altisource Residential, L.P.

By:	Altisource Residential GP, LLC, its general partner

By:	Altisource Residential Corporation, its sole member

By:
Name:
Title:

Altisource Asset Management Corporation, as Manager

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
JMP Securities, LLC
Keefe, Bruyette & Woods, Inc.
Piper Jaffray & Co.

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

2

EXHIBIT A

MATTERS TO BE ADDRESSED IN OPINION OF

WEIL, GOTSHAL & MANGES LLP

EXHIBIT B

MATTERS TO BE ADDRESSED IN OPINION OF SAUL EWING LLP

EXHIBIT C

MATTERS TO BE ADDRESSED IN OPINION OF MARJORIE RAWLS ROBERTS, P.C.

2

[Form of Lock-Up Agreement]	EXHIBIT D-1

Altisource Residential Corporation

Public Offering of Common Stock

            , 2013

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Altisource Residential Corporation, a Maryland corporation (the “Company”), Altisource Residential, L.P., a Delaware limited partnership, and Altisource Asset Management Corporation, a U.S. Virgin Islands corporation, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, any shares of Common Stock, including OP Units, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any securities, whether any of such transactions are to be settled by delivery of any shares of Common Stock or other Securities, in cash or otherwise, or publicly disclose or publicly announce an intention to effect any such transaction (collectively, the “Securities”), for a period from the date hereof until 60 days after the date of the Underwriting Agreement, other than (A) transfers of Securities as a bona fide gift or gifts, (B) transfers of Securities to members, affiliates, partners, stockholders or other equity holders or the undersigned, (C) transfers of Securities to family members or trusts for the benefit of the undersigned or the undersigned’s family members, (D) transfers of Securities by way of testate or intestate succession or by

EXHIBIT D-1

operation of law, (E) transfers of Securities to the Company to pay any tax withholding obligations incurred by the undersigned in connection with any shares of restricted stock issued pursuant to the Company’s director equity plan described in the Registration Statement, the Preliminary Prospectus and the Prospectus and (F) the exercise of options to purchase shares of Common Stock outstanding at the Execution Time and described in the Registration Statement, the Preliminary Prospectus and the Prospectus, or other transfer of shares of Common Stock to satisfy the exercise price (and any applicable tax withholding obligations) to be paid upon such exercise; provided that in the case of any transfer pursuant to clause (A), (B), (C) or (D) (i) each donee or transferee agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) no filing by any party under the Exchange Act; and provided further, that in the case of any transfer pursuant to clause (A), (B), (C) or (D), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above); and provided further, that in the case of any transfer pursuant to clause (E) or (F), no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with any such transfer (other than a filing on a Form 4 under transaction code “F”).

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

All capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.

Yours very truly,

[Signature of officer or director]

2

EXHIBIT D-2

Officers and Directors to Deliver Lock-Up Agreements

Officers

Ashish Pandey, Chief Executive Officer

Salah Saabneh, Executive Vice President, Corporate Development

Kenneth D. Najour, Chief Financial Officer

Stephen H. Gray, General Counsel and Secretary

Directors

William C. Erbey, Chairman

Michael A. Eruzione

Robert J. Fitzpatrick

James H. Mullen, Jr.

David B. Reiner